As filed with the Securities and Exchange Commission on October 17, 2018

Registration No. 333-227203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205499

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LM Funding AMERICA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	47-3844457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

302 Knights Run Avenue, Suite 1000
Tampa, Florida 33602
Telephone No.: (813) 222-8996

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Russell

Chief Financial Officer

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

Telephone No.: (813) 222-8996

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq.
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Telephone No.: (813) 229-2300
Facsimile No.:  (813) 221-4210

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2018

PRELIMINARY PROSPECTUS

Up to 953,000 Units (each Unit contains One Share of Common Stock and One
Common Warrant to Purchase One Share of Common Stock)

Up to 953,000 Pre-funded Units (each Pre-funded Unit contains One Pre-funded Warrant to Purchase
One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock)

             Shares of Common Stock Underlying the Pre-funded Warrants and

         Shares of Common Stock Underlying the Common Warrants

We are offering up to 953,000 units, each unit consisting of one share of our common stock and one common warrant to purchase one share of our common stock (together with the shares of common stock underlying such common warrants). Each common warrant contained in a unit will have an exercise price per share equal to $       per share. The common warrants contained in the units will be exercisable immediately and will expire on the five year anniversary of the original issuance date. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the common warrants contained in the units.

We are also offering the opportunity to purchase, if the purchaser so chooses, up to 953,000 pre-funded units to purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering (each pre-funded unit consisting of one pre-funded warrant to purchase one share of our common stock and one common warrant to purchase one share of our common stock) in lieu of units that would otherwise result in a purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock (or at the election of the purchaser, 9.99%). Each pre-funded warrant contained in a pre-funded unit will be exercisable for one share of our common stock. The purchase price of each pre-funded unit is equal to the price per unit being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant included in the pre-funded unit is $0.01 per share. The pre-funded warrants expire when exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants contained in the pre-funded units sold in this offering.

For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. Because we will issue a common warrant as part of each unit or pre-funded unit, the number of common warrants sold in this offering will not change as a result of a change in the mix of the units and pre-funded units sold. Each common warrant contained in a pre-funded unit will have an exercise price per share equal to $       per share. The common warrants contained in the pre-funded units will be exercisable immediately and will expire on the five year anniversary of the original issuance date. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the common warrants contained in the pre-funded units.

The units and the pre-funded units will not be issued or certificated. The shares of common stock or pre-funded warrants, as the case may be, and the common warrants can only be purchased together in this offering but the securities contained in the units or pre-funded units will be issued separately.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA”. We have assumed a public offering price of $5.245 per unit, which is the last reported sale price for our common stock as reported on the Nasdaq Capital Market on October 15, 2018, and $5.235 per pre-funded unit. The public offering price per unit or pre-funded unit, as the case may be, will be determined between us and the underwriter based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common warrants or the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

You should read carefully this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described in this prospectus under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” beginning on page 7 of this prospectus before investing. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement, before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriting discount (1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$

(1)	The terms of our arrangement with the underwriter are described under the section entitled “Underwriting” beginning on page 27
(2)	We estimate the total expenses of this offering payable by us, excluding the underwriting discount, will be approximately $214,740. All costs associated with the registration will be borne by us.

Delivery of the securities offered hereby is expected to be made on or about               , 2018.

The offering is being underwritten on a firm commitment basis. The underwriter has an option exercisable within 45 days from the date of this prospectus to purchase up to 142,950 additional shares of common stock and/or common warrants to purchase up to an additional 142,950 shares of common stock from us at the public offering price, less the underwriting discounts and commissions. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $     , and the total proceeds to us, before expenses, will be $      , excluding potential proceeds from the exercise of the common warrants included in such option.

Maxim Group LLC

The date of this prospectus is                       , 2018.

TABLE OF CONTENTS

PROSPECTUS SUMMARY1

THE OFFERING5

RISK FACTORS7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS19

USE OF PROCEEDS20

CAPITALIZATION21

DILUTION22

DIVIDEND POLICY26

UNDERWRITING27

LEGAL MATTERS29

EXPERTS29

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE30

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our” or similar terms, as well as references to “LM Funding America” or the “Company,” refer to LM Funding America, Inc. and its consolidated subsidiaries. This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us to which we have referred you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained in, and that can be accessed through, our web site www.lmfunding.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and does not contain all of the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus, including our financial statements, the notes to those financial statements and the additional information described in this prospectus under the heading “Where You Can Find More Information,” before making an investment decision. See the “Risk Factors” section of this prospectus beginning on page 7 and in the documents incorporated by reference into this prospectus for a discussion of the risks involved in investing in our securities.

Overview

We are a specialty finance company that provides funding to nonprofit community associations primarily located in the state of Florida.  We offer incorporated nonprofit community associations, which we refer to as “Associations,” a variety of financial products customized to each Association’s financial needs. Our original product offering consists of providing funding to Associations by purchasing their rights under delinquent accounts that are selected by the Associations arising from unpaid Association assessments.  Historically, we provided funding against such delinquent accounts, which we refer to as “Accounts,” in exchange for a portion of the proceeds collected by the Associations from the account debtors on the Accounts. We have started purchasing Accounts on varying terms tailored to suit each Association’s financial needs, including under our New Neighbor Guaranty™ program.

Under our original line of business, we purchase Associations’ right to receive a portion of the Association’s collected proceeds from owners that are not paying their assessments. After taking assignment of an Association’s right to receive a portion of the Association’s proceeds from the collection of delinquent assessments, we engage law firms to perform collection work on a deferred billing basis wherein the law firms receive payment upon collection from the account debtors or a predetermined contracted amount if payment from account debtors is less than legal fees and costs owed. Under this business model, we typically fund an amount equal to or less than the statutory minimum an Association could recover on a delinquent account for each Account, which we refer to as the “Super Lien Amount.” Upon collection of an Account, the law firm working on the Account, on behalf of the Association, generally distributes to us the funded amount, interest, and administrative late fees, with the law firm retaining legal fees and costs collected, and the Association retaining the balance of the collection. In connection with this line of business, we have developed proprietary software for servicing Accounts, which we believe enables law firms to service Accounts efficiently and profitably.

Under the New Neighbor Guaranty program, an Association will generally assign substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payment by us of monthly dues on each delinquent unit. This simultaneously eliminates a substantial portion of the Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed monthly payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the program enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables. We intend to leverage our proprietary software platform, as well as our industry experience and knowledge gained from our original line of business, to expand the New Neighbor Guaranty program in certain situations and to potentially develop other new products in the future.

Because we acquire and collect on the delinquent receivables of Associations, the Account debtors are third parties about whom we have little or no information. Therefore, we cannot predict when any given Account will be paid off or how much it will yield. In assessing the risk of purchasing Accounts, we review the property values of the underlying units, the governing documents of the relevant Association, and the total number of delinquent receivables held by the Association.

Our Products

Original Product

Our original product relies upon Florida statutory provisions that effectively protect the principal amount invested by us in each Account. In particular, Section 718.116(1), Florida Statutes, makes purchasers and sellers of a unit in an Association jointly and severally liable for all past due assessments, interest, late fees, legal fees, and costs payable to the Association. As discussed above, the statute grants to Associations a so-called “super lien”, which is a category of lien that is given a statutorily higher priority than all other types of liens other than property tax liens. Under the Florida statute, a Florida Association’s super lien has higher priority than all other lien holders, except in the case of property tax liens. The amount of the Association’s priority over a first mortgage holder that takes title to a property through foreclosure (or deed in lieu), referred to as the Super Lien Amount, is limited to twelve months’ past due assessments or, if less, one percent (1.0%) of the original mortgage amount. Under our contracts with Associations for our original product, we pay Associations an amount up to the Super Lien Amount for the right to receive all collected interest and late fees on Accounts purchased from the Associations.

In other states in which we have offered our original product, which are currently only in Washington, Colorado and Illinois, we rely on statutes that we believe are similar to the above-described Florida statutes in relevant respects. A total of approximately 22 U.S. states, Puerto Rico and the District of Columbia have super lien statutes that give Association assessments super lien status under some circumstances, and of these states, we believe that all of these jurisdictions other than Alaska have a regulatory and business environment that would enable us to offer our original product to Associations in those states on materially the same basis.

New Neighbor Guaranty

In 2012, we began development of a new product, the New Neighbor Guaranty, wherein an Association assigns substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payments in an amount equal to the regular ongoing monthly or quarterly assessments for delinquent units when those amounts would be due to the Association. We assume both the payment and collection obligations for these assigned Accounts under this product. This simultaneously eliminates an Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed assessment payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the product enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables.

Before we implement the New Neighbor Guaranty program, an Association typically asks us to conduct a review of its accounts receivable. After we have conducted the review, we inform the Association which Accounts we are willing to purchase and the terms of such purchase. Once we implement the New Neighbor Guaranty program, we begin making scheduled payments to the Association on the Accounts as if the Association had non-delinquent residents occupying the units underlying the Accounts. Our New Neighbor Guaranty contracts typically allow us to retain all collection proceeds on each Account other than special assessments and accelerated assessment balances. Thus, the Association foregoes the potential benefit of a larger future collection in exchange for the certainty of a steady stream of immediate payments on the Account.

Future Products

We are also developing other variations of our contracts with Associations in various states that we may introduce to the market in the future. For example, under one product under development, at the request of an Association lender, we may contract with an Association to provide that the Association will have revenues equal to or more than 90% of budget or any other percentage the lender requests. If an Association is at 80% of budget and a lender requires it to maintain revenues of 90% of budget, this product would provide upfront capital to bring the Association to the 90% threshold and then make continuing payments to keep it there through the term of the loan. This minimizes the lender’s risk of delinquencies adversely affecting the loan’s repayment. Also, this would enable lenders to do business with more Associations than their previous underwriting guidelines would permit if Associations contract with us as part of the loan package. This product, along with other variations on our contracts with Associations in various states, remains under development, however, and there is no assurance that we will ultimately launch this product or any other variation on our contracts with Associations in any state.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2017.  For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

Recent Developments

ESOUSA Financing and Consent.  On July 23, 2018, we entered into amendments and restatements of the investment agreements that we originally entered into on April 2, 2018 with ESOUSA Holdings LLC, which we refer to as “ESOUSA.”  In connection with such amendments and restatements, our $500,000 Senior Convertible Promissory Note payable to ESOUSA was amended to remove the conversion provisions therein, and our Common Stock Purchase Agreement was amended to provide that the $200,000 commitment fee thereunder will be payable in cash instead of shares and will become due on the earlier of October 2, 2018 or the date of the first sale of shares by us under the Common Stock Purchase Agreement.  In addition, our Registration Rights Agreement with ESOUSA was amended to remove the shares underlying the Warrant to Purchase Common Stock as registrable securities thereunder, and the Warrant to Purchase Common Stock was amended to include a cashless exercise right.  On October 5, 2018, we repaid in full the Senior Convertible Promissory Note payable to ESOUSA and terminated the Common Stock Purchase Agreement in accordance with its terms, although ESOUSA will continue to hold its warrant and is entitled to the $200,000 commitment fee, which was due on October 2, 2018 and for which ESOUSA has made a legal demand.

Class Action Settlement Information.  On August 14, 2018, the court in Solaris at Brickell Bay Condominium Association, Inc. v. LM Funding, LLC approved a revised settlement of the litigation.  The settlement approves the Plaintiff’s Fourth Amended Complaint seeking no damages and providing only a claim for declarative and injunctive relief.   Plaintiffs with existing active units being

serviced by us may opt to change from the standard distribution agreement to our 50/50 distribution agreement on a prospective basis. In the settlement agreement, we will pay Plaintiff’s counsel $99,000 plus an administrative fee. As such, we have adjusted our class action accrual to $100,000 and recorded a $405,000 class action reversal to the statement of operations.

Reverse Stock Split.  On May 8, 2018, we received notification from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC indicating that our common stock was subject to potential delisting from The Nasdaq Global Market because, for a period of thirty (30) consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5550(a)(2). The notification had no immediate effect on the listing or trading of our common stock on the Nasdaq Capital Market. Nasdaq stated in its letter that in accordance with the Nasdaq Listing Rules we have been provided an initial period of 180 calendar days, or until November 5, 2018, to regain compliance. If we are unable to regain compliance by November 5, 2018, the Company may be eligible for an additional 180-calendar day compliance period to demonstrate compliance with the bid price requirement.

Effective as of 12:01 a.m. on October 16, 2018 we amended our Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio 1-for-10 (the “Reverse Stock Split”). Our shares of common stock commenced trading on Nasdaq on a post-Reverse Stock Split basis on October 16, 2018. We believe that the Reverse Stock Split will improve the price level of our common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of the Reverse Stock Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split.

Unless otherwise noted, all share and per share numbers in this prospectus, including the number of shares issuable upon the exercise of outstanding options and warrants, shares reserved under incentive plans, and exercise prices of outstanding options and warrants, are reflected on a post-reverse share split basis for all periods presented. As of October 16, 2018, we had 625,319 shares of common stock outstanding immediately after giving effect to the Reverse Stock Split.

Compliance with NASDAQ Equity Standard.  In order to maintain the listing of our common stock on the NASDAQ Capital Market, we must meet minimum financial and other requirements.  On April 20, 2018, we received a notice from NASDAQ indicating that we failed to comply with Listing Rule 5550(b), requiring a minimum of $2,500,000 of stockholders’ equity (the “Equity Standard”), or alternative criteria.  In accordance with NASDAQ Listing Rule 5810(c)(2)(A)(i), we submitted to NASDAQ a plan to regain compliance with the Equity Standard.   NASDAQ accepted our compliance plan and granted us an extension until October 17, 2018, to regain compliance with the Equity Standard or alternative criteria.  As a result of not regaining compliance with the Equity Standard by October 17, 2018, we anticipate that we may receive prior to the completion of this offering a notice from NASDAQ that our common stock may be subject to delisting from the NASDAQ Capital Market,  at which time we intend to appeal the delisting determination to a NASDAQ hearings panel.  Even if we complete this offering prior to the NASDAQ appeal hearing, there is no assurance that the NASDAQ hearings panel will decide the appeal in our favor to enable our common stock to remain listed on the NASDAQ Capital Market.

Corporate Information

LM Funding, LLC, our wholly-owned subsidiary, was originally organized in January 2008 as a Florida limited liability company. In preparation for our initial public offering in October 2015, LM Funding America, Inc. was incorporated in Delaware on April 20, 2015. Upon completion of our initial public offering, LM Funding America, Inc. became the holding company of LM Funding, LLC. All of our business is conducted through LM Funding, LLC and its subsidiaries.

Our principal executive offices are located at 302 Knights Run Avenue, Suite 1000, Tampa, Florida 33602, and our telephone number is (813) 222-8996. Our website is www.lmfunding.com and all of our filings with the SEC are available free of charge on our website.  Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we qualify as an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that do not qualify as emerging growth companies, including, without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations relating to executive compensation and exemptions from the requirements of holding advisory “say-on-pay,” “say-when-on-pay” and “golden parachute” executive compensation votes.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.0 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or December 31, 2020;
•	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and
•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act (i.e., the first day of the fiscal year after we have (1) more than $700 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, and (2) been public for at least 12 months).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different than the information you receive from other public reporting companies.

THE OFFERING

Units offered by us in this offering	Up to 953,000 units, each consisting of one share of our common stock and one common warrant to purchase one share of our common stock.
Pre-funded units offered by us in this offering

We are also offering the opportunity to purchase, if the purchaser so chooses, up to 953,000 pre-funded units to purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering (each pre-funded unit consisting of one pre-funded warrant to purchase one share of our common stock and one common warrant to purchase one share of our common stock) in lieu of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock (or, at the election of the purchaser, 9.99%). The purchase price of each pre-funded unit is equal to the price at which the units are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant included in each pre-funded unit is $0.01 per share. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. Because we will issue a common warrant as part of each unit or pre-funded unit, the number of common warrants sold in this offering will not change as a result of a change in the mix of the units and pre-funded units sold. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering.

Common warrants offered by us in the offering

Common warrants to purchase an aggregate of 953,000 shares of our common stock. Each unit and each pre-funded unit includes a common warrant to purchase one share of our common stock. Each common warrant will have an exercise price per share equal to $       per share, will be immediately separable from the common stock or pre-funded warrant, as the case may be, will be immediately exercisable and will expire on the five year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Option to purchase additional securities Common stock outstanding prior to this offering

The underwriter has an option to purchase up to 142,950 additional shares of common stock and/or common warrants to purchase up to an additional 142,950 shares of common stock from us at the public offering price, less underwriting discounts and commissions. The underwriter may exercise this option at any time and from time to time within 45 days from the date of this prospectus.

625,319 shares of common stock.

Common stock outstanding after this offering

1,578,319 shares of common stock or 1,721,269 shares of common stock if the underwriter exercises in full its option to purchase additional securities (assuming the sale of all securities offered hereby, at the assumed public offering price of $5.245 per unit, the closing sale price of our common stock on the Nasdaq Capital Market on October 15, 2018, and assuming no exercise of any pre-funded warrants included in the pre-funded units sold in this offering and no exercise of the common warrants issued in this offering).

Use of proceeds

We intend to use the net proceeds received from this offering to pay a $200,000 financing commitment fee pursuant to our terminated Common Stock Purchase Agreement with ESOUSA.   We intend to use the remaining proceeds for general corporate purposes, including working capital. See “Use of Proceeds” on page 20 of this prospectus.

Risk factors

Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” section of this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Trading Symbol

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA”. There is no established trading market for the pre-funded warrants or common warrants, and we do not expect a trading market to develop. We do not plan on applying to list the common warrants or the pre-funded warrants on the Nasdaq Capital Market, any national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants and the pre-funded warrants will be limited.

The number of shares of common stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of June 30, 2018, which was 625,319, and does not include, as of that date:

•	160,000 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2018, with a weighted average exercise price of 95.40 per share;
•	19,800 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2018, with a weighted average exercise price of $59.00 per share;
•	40,200 shares of common stock reserved for future grant or issuance as of June 30, 2018 under our 2015 Omnibus Incentive Plan;
•	953,000 shares of common stock issuable upon exercise of the pre-funded warrants offered hereby by us at an exercise price of $0.01 per share;
•	953,000 shares of common stock issuable upon exercise of the common warrants offered hereby by us at an exercise price of $ per share; and
•	47,650 shares of common stock issuable upon exercise of the underwriter’s warrants, with an exercise price of $ to be issued to the underwriter in connection with this offering.

Unless otherwise indicated:

•	All historical shares and per share information included in this prospectus have been retroactively adjusted to reflect the Reverse Stock Split;

•all information contained in this prospectus assumes no exercise of the warrants offered hereby; and

•

all information in this prospectus assumes no exercise of the underwriter’s option to purchase additional securities and no exercise of the underwriter’s warrants to be issued to the underwriter in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in our securities or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this prospectus, our Transition Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and in our other filings with the Securities and Exchange Commission. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Our quarterly operating results may fluctuate and cause our stock price to decline.

Because of the nature of our business, our quarterly operating results may fluctuate, which may adversely affect the market price of our common stock. Our results may fluctuate as a result of the following factors:

(i)	the timing and amount of collections on our Account portfolio;
(ii)	our inability to identify and acquire additional Accounts;
(iii)	a decline in the value of our Account portfolio recoveries;
(iv)	increases in operating expenses associated with the growth of our operations; and
(v)	general, economic and real estate market conditions.

We may not be able to purchase Accounts at favorable prices, or on sufficiently favorable terms, or at all.

Our success depends upon the continued availability of Association Accounts. The availability of Accounts at favorable prices and on terms acceptable to us depends on a number of factors outside our control, including:

(i)	the status of the economy and real estate market in markets which we have operations may become so strong that delinquent Accounts do not occur in sufficient quantities to efficiently acquire them;
(ii)	the perceived need of Associations to sell their Accounts to us as opposed to taking other measures to solve budget problems such as increasing assessments; and
(iii)	competitive pressures from law firms, collections agencies, and others to produce more revenue for Associations than we can provide through the purchase of Accounts.

In addition, our ability to purchase Accounts, in particular with respect to our original product, is reliant on state statutes allowing for a Super Lien Amount to protect our principal investment; any change of those statutes and elimination of the priority of the Super Lien Amount, particularly in Florida, could have an adverse effect on our ability to purchase Accounts. If we were unable to purchase Accounts at favorable prices or on terms acceptable to us, or at all, it would likely have a material adverse effect on our financial condition and results of operations.

We may not be successful at acquiring and collecting Accounts in other states profitably.

Our business strategy is dependent upon expanding our operations into other states and we have purchased and intend to continue to purchase Accounts in states in which we have little or no operating history. We may not be successful in acquiring any Accounts in these new markets and our limited experience in these markets may impair our ability to profitably or successfully collect the Accounts. This may cause us to overpay for these Accounts and consequently, fail to generate a profit from these Accounts. Our inability to acquire or profitably collect on Accounts in these states could have a material adverse effect on our financial condition and results of operations as we expand our business operations.

We may not be able to recover sufficient amounts on our Accounts to recover charges to the Accounts for interest and late fees necessary to fund our operations.

We acquire and collect on the delinquent receivables of Associations. Since Account debtors are third parties that we have little to no information about, we cannot predict when any given Account will pay off or how much it will yield. In order to operate profitably over the long term, we must continually purchase and collect on a sufficient volume of Accounts to generate revenue that exceeds our costs.

We are subject to intense competition seeking to provide a collection solution to Associations for delinquent Accounts.

Lawyers, collection agencies, and other direct and indirect competitors vying to collect on Accounts all propose to solve the problem delinquent Accounts pose to Associations. Additionally, Associations and their management companies sometimes try to solve their delinquent Account problems in house, without the assistance of third-party collection agencies. An Account that an Association attempts to collect through any of these other options is an Account we cannot purchase and collect. We compete on the basis of reputation, industry experience, performance and financing dollars. Some of these competitors have greater contacts with Associations, greater financial resources and access to capital, more personnel, wider geographic presence and other resources than we have. In addition, we expect the entry of new competitors in the future given the relatively new nature of the market in which we operate. Aggressive pricing by our competitors could raise the price of acquiring and purchasing Accounts above levels that we are willing to pay, which could reduce the number of Accounts suitable for us to purchase or if purchased by us, reduce the profits, if any, generated by such Accounts. If we are unable to purchase Accounts at favorable prices or at all, the revenues generated by us and our earnings could be materially reduced.

We are dependent upon third-party law firms to service our Accounts.

Although we utilize our proprietary software and in-house staff to track, monitor, and direct the collection of our Accounts, we depend upon third-party law firms to perform the collection work. As a result, we are dependent upon the efforts of our third-party law firms, particularly Business Law Group, P.A. (“BLG”) to service and collect our Accounts. As of June 30, 2018, BLG was responsible for servicing over 98% of our Accounts. Our revenues and profitability could be materially affected if:

(i)	our agreements with the third-party law firms we use are terminated and we are not able to secure replacement law firms or direct payments from account debtors to our replacement law firms;
(ii)	our relationships with our law firms adversely change;
(iii)	our law firms fail to adequately perform their obligations; or
(iv)	internal changes at such law firms occur, such as loss of staff who service us.

If we are unable to access external sources of financing, we may not be able to fund and grow our operations.

We depend upon loans from external sources from time to time to fund and expand our operations. Our ability to grow our business is dependent on our access to additional financing and capital resources. The failure to obtain financing and capital as needed would limit our ability to purchase Accounts and achieve our growth plans.

We may incur substantial indebtedness from time to time in connection with the purchase of Accounts and could be subject to risks associated with incurring such indebtedness.

We may incur substantial indebtedness from time to time in connection with the purchase of Accounts and could be subject to risks associated with incurring such indebtedness, including:

(i)

we could be required to dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we would have less funds available for operations, future acquisitions of Accounts, and other purposes;

(ii)	it may be more difficult and expensive to obtain additional funds through financings, if such funds are available at all;
(iii)

we could be more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

(iv)	if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

We have pledged substantially all of our assets to secure our borrowings.

Our existing indebtedness is, and any future indebtedness we incur may be, secured by substantially all of our assets. If we default under the indebtedness secured by our assets, the secured creditor could declare all of the indebtedness then outstanding to be immediately due and payable. If we were unable to pay such amounts, our assets would be available to the secured creditor to satisfy our obligations to the secured creditor.

The Rodgers family has significant influence over our company, substantially reducing the influence of our other stockholders.

As of June 30, 2018, Bruce M. Rodgers, our Chairman and Chief Executive Officer and his family, including trusts or custodial accounts of minor children of each of Mr. Rodgers and his wife Carollinn Gould, beneficially owned, in the aggregate, 36% of our outstanding shares of common stock. As a result, the Rodgers family is able to significantly influence the actions that require stockholder approval, including the election of a majority of our directors and the approval of mergers, sales of assets or other corporate transactions or matters submitted for stockholder approval. As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, the Rodgers family’s influence could deter or preclude any unsolicited acquisition of us and consequently materially adversely affect the price of our common stock.

We may encounter difficulties managing growth, which could disrupt our operations, and there is no assurance that any such growth (if experienced) can be sustained.

From time to time since our inception, we have experienced periods of significant growth.  Although there is no assurance that we will again experience periods of significant growth in the future, if we do, there can be no assurance that we will be able to manage our expanding operations effectively or that we will be able to maintain or accelerate our growth, and any failure to do so could adversely affect our ability to generate revenues and control expenses. Future growth will depend upon a number of factors, including:

(i)	the effective and timely initiation and development of relationships with law firms, management companies, accounting firms and other trusted advisors of Associations willing to sell Accounts;
(ii)	our ability to continue to develop our proprietary software for use in other markets and with different products;
(iii)	our ability to maintain the collection of Accounts efficiently;
(iv)	the recruitment, motivation and retention of qualified personnel both in our principal office and in new markets;
(v)	our ability to successfully implement our business strategy in states outside of the state of Florida; and
(vi)	our successful implementation of enhancements to our operational and financial systems.

Due to our limited financial resources and the limited experience and size of our management team, we may not be able to effectively manage the growth of our business. Significant growth may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business strategy or disrupt our operations.

Government regulations may limit our ability to recover and enforce the collection of our Accounts.

Federal, state and municipal laws, rules, rules, regulations and ordinances may limit our ability to recover and enforce our rights with respect to the Accounts acquired by us. These laws include, but are not limited to, the following federal statutes and regulations promulgated thereunder and comparable statutes in states where account debtors reside and/or are located:

(i)	the Fair Debt Collection Practices Act;
(ii)	the Federal Trade Commission Act;
(iii)	the Truth-In-Lending Act;
(iv)	the Fair Credit Billing Act;
(v)	the Dodd-Frank Act;
(vi)	the Equal Credit Opportunity Act; and
(vii)	the Fair Credit Reporting Act.

We may be precluded from collecting Accounts we purchase where the Association or its prior legal counsel, management company, or collection agency failed to comply with applicable laws in charging the account debtor or prosecuting the collection of the Account. Laws relating to the collection of consumer debt also directly apply to our business. Our failure to comply with any laws applicable to us, including state licensing laws, could limit our ability to recover our Accounts and could subject us to fines and penalties, which could reduce our revenues.

We may become regulated under the Consumer Financial Protection Bureau, or CFPB, and have not developed compliance standards for such oversight.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (2010), or Dodd-Frank Act, represents a comprehensive overhaul of the financial services industry within the U.S. The Dodd-Frank Act allows consumers free access to their credit score if their score negatively affects them in a financial transaction or a hiring decision, and also gives consumers access to credit score disclosures as part of an adverse action and risk-based pricing notice. Title X of the Dodd-Frank Act establishes the Bureau of Consumer Financial Protection, or CFPB, within the Federal Reserve Board, and requires the CFPB and other federal agencies to implement many new and significant rules and regulations. Significant portions of the Dodd-Frank Act related to the CFPB became effective on July 21, 2011. The CFPB has broad powers to promulgate, administer and enforce consumer financial regulations, including those applicable to us and possibly our funded Associations. Under the Dodd-Frank Act, the CFPB is the principal supervisor and enforcer of federal consumer financial protection laws with respect to nondepository institutions, or “nonbanks”, including, without limitation, any “covered person” who is a “larger participant” in a market for other consumer financial products or services. We do not know if our unique business model makes us a covered person.

The CFPB has started to exercise authority to define unfair, deceptive or abusive acts and practices and to require reports and conduct examinations of these entities for purposes of (i) assessing compliance with federal consumer financial protections laws; (ii) obtaining information about the activities and compliance systems or procedures of such entities; and (iii) detecting and assessing risks to consumers and to markets for consumer financial products and services. The exercise of this supervisory authority must be risk-based, meaning that the CFPB will identify nonbanks for examination based on the risk they pose to consumers, including consideration of the entity’s asset size, transaction volume, risk to consumers, existing oversight by state authorities and any other factors that the CFPB determines to be relevant. When a nonbank is in violation of federal consumer financial protection laws, including the CFPB’s own rules, the CFPB may pursue administrative proceedings or litigation to enforce those laws and rules. In these proceedings, the CFPB can obtain cease and desist orders, which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief, and monetary penalties ranging from $5,000 per day for ordinary violations of federal consumer financial protection laws to $25,000 per day for reckless violations and $1 million per day for knowing violations. Also, where a company has violated Title X of the Dodd-Frank Act or CFPB regulations under Title X, the Dodd-Frank Act empowers state attorneys general and state regulators to bring civil actions for the kind of cease and desist orders available to the CFPB (but not for civil penalties). If the CFPB or one or more state officials believe that we have committed a violation of the foregoing laws, they could exercise their enforcement powers in a manner that could have a material adverse effect on us.

At this time, we cannot predict the extent to which the Dodd-Frank Act or the resulting rules and regulations, including those of the CFPB, will impact the U.S. economy and our products and services. Compliance with these new laws and regulations may require changes in the way we conduct our business and could result in additional compliance costs, which could be significant and could adversely impact our results of operations, financial condition or liquidity.

Current and new laws may adversely affect our ability to collect our Accounts, which could adversely affect our revenues and earnings.

Because our Accounts are generally originated and collected pursuant to a variety of federal and state laws by a variety of third parties and may involve consumers in all 50 states, the District of Columbia and Puerto Rico, there can be no assurance that all Associations and their management companies, legal counsel, collections agencies and others have at all times been in compliance with all applicable laws relating to the collection of Accounts. Additionally, there can be no assurance that we or our law firms have been or will continue to be at all times in compliance with all applicable laws. Failure to comply with applicable laws could materially adversely affect our ability to collect our Accounts and could subject us to increased costs, fines, and penalties. Furthermore, changes in state law regarding the lien priority status of delinquent Association assessments could materially and adversely affect our business.

Class action suits and other litigation could divert our management’s attention from operating our business, increase our expenses, and otherwise harm our business.

Certain originators and servicers involved in consumer credit collection and related businesses have been subject to class actions and other litigation. Claims include failure to comply with applicable laws and regulations such as usury and improper or deceptive origination and collection practices. From time to time we are a party to such litigation, and as a result, our management’s attention may be diverted from our everyday business activities and implementing our business strategy, and our results of operations and financial condition could be materially adversely affected by, among other things, legal expenses and challenges to our business model in connection with such litigation.

We are a defendant in an action entitled Solaris at Brickell Bay Condominium Association, Inc. v. LM Funding, LLC, which was brought before the Circuit Court of the Eleventh Judicial Circuit, Miami-Dade Civil Division on July 31, 2014.  In this matter, which was initially preliminarily settled in August 2017, the plaintiff (an association under contract with us) alleged claims such as a usurious loan transaction, state and federal civil Racketeer Influenced and Corrupt Organization Act claims, Florida Deceptive and Unfair Trade Practices Act (“FDUTPA”) violations, and other related claims, and the plaintiff requested rescission of their agreement with us, forfeiture of all amounts lent by us to the plaintiff, a declaratory judgment that we have violated FDUTPA, other damages for breach of contract and violations of FDUTPA, and attorneys’ fees.  On August 4, 2017, an order by the court was entered on Plaintiff’s Motion for Preliminary Approval of Class Action Settlement Agreement. In the order, the motion of the Plaintiff, Solaris at Brickell Bay Condominium Association, Inc., individually and on behalf of the certified plaintiff class (“Plaintiffs”), for approval of the Class Action Settlement Agreement (the “Settlement Agreement”) with Defendant LM Funding, LLC was granted. Despite our belief that we are not liable for the claims asserted and that we have good defenses thereto, we nevertheless agreed to enter into the Settlement Agreement in order to: (1) avoid any further expense, inconvenience, and distraction of burdensome and protracted litigation and its consequential negative financial effects to our operations; (2) obtain the releases, orders, and final judgment contemplated by the Settlement Agreement; and (3) put to rest and terminate with finality all claims that had been or could have been asserted against us by the Plaintiffs arising from the facts alleged in the lawsuit. Pursuant to the agreement subsequently reached between counsel, all required actions and deadlines set forth in the Settlement Agreement are currently stayed. On March 1, 2018 a continuation of the abatement was granted until April 2, 2018. As of December 31, 2017, the Company had accrued costs of $505,000 as part of the Settlement Agreement. The settlement amount was contingent upon the Company obtaining sufficient financing within the allotted timeframe of the Settlement Agreement. On April 2, 2018, the Plaintiffs withdrew from the Settlement Agreement, and on August 13, 2018, the parties entered into a revised settlement and the Plaintiffs revised their complaint with no demand for damages and submitted to the court such revised complaint and a Class Action Proposed Settlement Agreement (the “New Settlement Agreement”).  The New Settlement Agreement would allow the Plaintiffs to switch existing standard contracts to our 50/50 contract on a prospective basis only.  The New Settlement Agreement will also reimburse the Plaintiff’s counsel $99,000 plus an administrative fee.

Any future acquisitions that we make may prove unsuccessful or strain or divert our resources.

We may seek to grow through acquisitions of related businesses. Such acquisitions present risks that could materially adversely affect our business and financial performance, including:

(i)	the diversion of our management’s attention from our everyday business activities;
(ii)	the assimilation of the operations and personnel of the acquired business;
(iii)	the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and
(iv)	the need to expand our management, administration and operational systems to accommodate such acquired business.

If we make such acquisitions we cannot predict whether:

(i)	we will be able to successfully integrate the operations of any new businesses into our business;
(ii)	we will realize any anticipated benefits of completed acquisitions; or
(iii)	there will be substantial unanticipated costs associated with such acquisitions.

In addition, future acquisitions by us may result in potentially dilutive issuances of our equity securities, the incurrence of additional debt, and the recognition of significant charges for depreciation and amortization related to goodwill and other intangible assets.

Although we have no definitive plans or intentions to make acquisitions of related businesses, we continuously evaluate such potential acquisitions. However, we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

Our investments in other businesses and entry into new business ventures may adversely affect our operations.

We have made and may continue to make investments in companies or commence operations in businesses and industries that are not identical to those with which we have historically been successful. If these investments or arrangements are not successful, our earnings could be materially adversely affected by increased expenses and decreased revenues.

If our technology and software systems are not operational, our operations could be disrupted and our ability to successfully acquire and collect Accounts could be adversely affected.

Our success depends in part on our proprietary software. We must record and process significant amounts of data quickly and accurately to properly track, monitor and collect our Accounts. Any failure of our information systems and their backup systems would interrupt our operations. We may not have adequate backup arrangements for all of our operations and we may incur significant losses if an outage occurs. In addition, we rely on third-party law firms who also may be adversely affected in the event of an outage in which the third-party servicer does not have adequate backup arrangements. Any interruption in our operations or our third-party law firms’ operations could have an adverse effect on our results of operations and financial condition.

Our organizational documents and Delaware law may make it harder for us to be acquired without the consent and cooperation of our Board of Directors and management.

Certain provisions of our organizational documents and Delaware law may deter or prevent a takeover attempt, including a takeover attempt in which the potential purchaser offers to pay a per share price greater than the current market price of our common stock. Under the terms of our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. In addition, our directors serve staggered terms of one to three years each and, as such, at any given annual meeting of our stockholders, only a portion of our Board of Directors may be considered for election, which may prevent our stockholders from replacing a majority of our Board of Directors at certain annual meetings and may entrench our management and discourage unsolicited stockholder proposals. The ability to issue shares of preferred stock could tend to discourage takeover or acquisition proposals not supported by our current Board of Directors.

Future sales of our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could cause a decrease in the market price of our common stock. We had 625,319 shares of common stock issued and outstanding as of June 30, 2018. We may issue additional shares in connection with our business and may grant stock options to our employees, officers, directors and consultants under our stock option plans or warrants to third parties. If a significant portion of these shares were sold in the public market, the market value of our common stock could be adversely affected.

Risks Relating to the Accounts

Insolvency of BLG could have a material adverse effect on our financial condition, results of operations and cash flows.

Our primary Account servicer, BLG, deposits collections on the Accounts in its Interest on Lawyers Trust Account (“IOLTA Trust Account”) and then distributes the proceeds to itself, us and the Associations pursuant to the terms of the purchase agreements with the Associations and applicable law. We do not have a perfected security interest in the amounts BLG collects on the Accounts while such amounts are held in the IOLTA Trust Account. BLG has agreed to promptly remit to us all amounts collected on the Accounts that are owed to us. If, however, BLG were to become subject to any insolvency law and a creditor or trustee-in-bankruptcy of BLG were to take the position that proceeds of the Accounts held in BLG’s IOLTA Trust Account should be treated as assets of BLG, an Association or another third party, delays in payments from collections on the Accounts held by BLG could occur or reductions in the amounts of payments to be remitted by BLG to us could result, which could adversely affect our financial condition, results of operations and cash flows.

Associations do not make any guarantee with respect to the validity, enforceability or collectability of the Accounts acquired by us.

Associations do not make any representations, warranties or covenants with respect to the validity, enforceability or collectability of Accounts in their assignments of Accounts to us. If an Account proves to be invalid, unenforceable or otherwise generally uncollectible, we will not have any recourse against the respective Association. If a significant number of our Accounts are later held to be invalid, unenforceable or are otherwise uncollectible, our financial condition, results of operations and cash flows could be adversely affected.

The vast majority of our Accounts are located in Florida, and any adverse conditions affecting Florida could have a material adverse effect on our financial condition and results of operations.

Our primary business relates to revenues from Accounts purchased by us, which are almost all based in Florida, and our primary source of revenue consists of payments made by condominium and home owners to satisfy the liens against their condominiums and homes. As of June 30, 2018, December 31, 2017 and December 31, 2016, Florida represented 100%, 100% and 99%, respectively, of our Accounts. An economic recession, adverse market conditions in Florida, and/or significant property damage caused by hurricanes, tornadoes or other inclement weather could adversely affect the ability of these condominium and home owners to satisfy the liens against their condominiums and homes, which could, in turn, have a material adverse effect on our financial condition and results of operations.

Foreclosure on an Association’s lien may not result in the Company recouping the amount that we invested in the related Account.

All of the Accounts purchased by us are in default. The Accounts are secured by liens held by Associations, which we have an option to foreclose upon on behalf of the Associations. Should we foreclose upon such a lien on behalf of an Association, we are generally entitled pursuant to our contractual arrangements with the Association to have the Association quitclaim its interests in the condominium unit or home to us. In the event that any Association quitclaims its interests in a condominium unit or home to us, we will be relying on the short-term rental prospects, to the extent permitted under bylaws and rules applicable to the Association, and value of its interest in the underlying property, which value may be affected by numerous risks, including:

(i)	changes in general or local economic conditions;
(ii)	neighborhood values;
(iii)	interest rates;
(iv)	real estate tax rates and other operating expenses;
(v)	the possibility of overbuilding of similar properties and of the inability to obtain or maintain full occupancy of the properties;
(vi)	governmental rules and fiscal policies;
(vii)	acts of God; and
(viii)	other factors which are beyond our control.

It is possible that as a result of a decrease in the value of the property or any of the other factors referred to in this paragraph, the amount realized from the sale of such property after taking title through a lien foreclosure may be less than our total investment in the Account. If this occurs with regard to a substantial number of Accounts, the amount expected to be realized from the Accounts will decrease and our financial condition and results of operations could be harmed.

If Account debtors or their agents make payments on the Accounts to or negotiate reductions in the Accounts with an Association, it could adversely affect our financial condition, results of operations and cash flows.

From time to time account debtors and/or their agents may make payments on the Accounts directly to the Association or its management company. Our sole recourse in this instance is to recover these misapplied payments through set-offs of payments later collected for that Association by our third-party law firms. A significant number of misapplied or reduced payments could hinder our cash flows and adversely affect our financial condition and results of operations.

Account debtors are subject to a variety of factors that may adversely affect their payment ability.

Collections on the Accounts have varied and may in the future vary greatly in both timing and amount from the payments actually due on the Accounts due to a variety of economic, social and other factors. Failures by account debtors to timely pay off their Accounts could adversely affect our financial condition, results of operations and cash flows.

Defaults on the Accounts could harm our financial condition, results of operations and cash flows.

We take assignments of the lien foreclosure rights of Associations against delinquent units owned by account debtors who are responsible for payment of the Accounts. The payoff of the Accounts is dependent upon the ability and willingness of the condominium and home owners to pay such obligations. If an owner fails to pay off the Account relating to his, her or its unit or home, only net amounts, if any, recovered will be available with respect to that Account. Foreclosures by holders of first mortgages generally result in our receipt of reduced recoveries from Accounts. In addition, foreclosure actions by any holder of a tax lien may result in us receiving no recovery from an Account to the extent excess proceeds from such tax lien foreclosure are insufficient to provide for payment to us. If, at any time, (i) we experience an increase in mortgage foreclosures or tax lien foreclosures or (ii) we experience a decrease in owner payments, our financial condition, results of operations and cash flows could be adversely affected.

We depend on the skill and diligence of third parties to collect the Accounts.

Because the collection of Accounts requires special skill and diligence, any failure of BLG, or any other law firm utilized by us, to diligently collect the Accounts could adversely affect our financial condition, results of operations and cash flows.

The payoff amounts received by us from Accounts may be adversely affected due to a variety of factors beyond our control.

Several factors may reduce the amount that can be collected on any individual Account. The delinquent assessments that are the subject of the Accounts and related charges are included within an Association’s claim of lien under the applicable statute. In Florida, Association liens are recorded in the official county records and hold first priority status with respect to a first mortgage holder for an amount equal to the Super Lien Amount. Associations have assigned to us the right to direct law firms to collect on the liens and foreclose, subject to the terms and conditions of the purchase agreements between each Association and us.

Each Account presents a separate risk as to the creditworthiness of the debtor obligated to pay the Account, which, in general, is the owner of the unit or home when the Account was incurred and subsequent owners. For instance, if the debtor has incurred a property tax lien, a sale related to such lien could result in our complete loss of the Account. Also, a holder of a first mortgage taking title through a foreclosure proceeding in which the Association is named as a defendant must only pay the Super Lien Amount in a state with a super lien statute. Although we purchase Accounts at a discount to the outstanding balance and the owner remains personally liable for any deficiency, we may decide that it is not cost-effective to pursue such a deficiency. As a result, the purchase or ownership of a significant number of Accounts which result in payment of only the Super Lien Amount or less where no statute specifying a Super Lien Amount applies, could adversely affect our financial condition and results of operations.

The liens securing the Accounts we own may not be superior to all liens on the related units and homes.

Although the liens of the Associations securing the Accounts may be superior in right of payment to some of the other liens on a condominium unit or home, they may not be superior to all liens on that condominium unit or home. For instance, a lien relating to delinquent property taxes would be superior in right of payment to the liens securing the Accounts. In addition, if an Association fails to assert the priority of its lien in a foreclosure action, the Association may inadvertently waive the priority of its lien. In the event that there is a lien of superior priority on a unit or home relating to one of the Accounts, the Association’s lien might be extinguished in the event that such superior liens are foreclosed. In most instances, the unit or home owner will be liable for the payment of such

Account and the ultimate payment would depend on the creditworthiness of such owner. In the case of a tax lien foreclosure, an owner taking title through foreclosure would not be liable for the payment of obligations that existed prior to the foreclosure sale. The purchase or ownership of a significant number of Accounts that are the subject of foreclosure by a superior lien could adversely affect our financial condition, results of operations and cash flows.

We may not choose to pursue a foreclosure action against condominium and home owners who are delinquent in paying off the Accounts relating to their units or homes.

Although we have the right to pursue a foreclosure action against a unit or home owner who is delinquent in paying off the Account relating to his or her unit or home, we may not choose to do so as the cost of such litigation may be prohibitive, especially when pursuing an individual claim against a single unit or home owner. Our choice not to foreclose on a unit or home may delay our ability to collect on the Account. If we decide not to pursue foreclosure against a significant number of Accounts, it could adversely affect our financial condition, results of operations and cash flows.

The holding period for our Accounts from purchase to payoff is indeterminate.

It can take our third-party law firms anywhere from three months to four years or longer to collect on an Account. Approximately 75% of our Accounts were purchased prior to 2014, with some being purchased as early as 2008. Due to various factors, including those discussed above, we cannot project the payoff date for any Account. This indeterminate holding period reduces our liquidity and ability to fund our operations. If our ability to collect on a material number of Accounts was significantly delayed, it could adversely affect our cash flows and ability to fund our operations.

Our business model and related accounting treatment may result in acceleration of expense recognition before the corresponding revenues can be recognized.

As we expand our business, we may incur significant upfront costs relating to the acquisition of Accounts. Under United States generally accepted accounting principles (“GAAP”) such amounts may be required to be recognized in the period that they are expended. However, the corresponding revenue stream relating to the acquisition of such Accounts will not be recognized until future dates. Therefore, we may experience reduced earnings in earlier periods until such time as the revenue stream relating to the acquisition of such Accounts may be recognized.

Risks Related to Our Securities

Future sales of our common stock by our affiliates or other stockholders may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could cause a decrease in the market price of our common stock. We had authorized 10,000,000, 10,000,000 and 5,000,000 shares of common stock and preferred stock, respectively, as of June 30, 2018, December 31, 2017 and December 31, 2016.

We had 625,319, 625,319 and 330,000 shares of common stock issued and outstanding as of June 30, 2018, December 31, 2017 and December 31, 2016, respectively. In addition, pursuant to our 2015 Omnibus Incentive Plan, options to purchase 19,800, 11,290, and 21,537 respectively, shares of our common stock were outstanding as of June 30, 2018, December 31, 2017 and December 31, 2016, of which 3,790, 6,290 and 9,450, respectively were exercisable.

There were 120,000 and 120,000 shares of common stock issuable upon the exercise of warrants outstanding as of as of December 31, 2017 and December 31, 2016, respectively, with a respective weighted average exercise price of $125.00 per share and $125.00 per share.  On April 2, 2018, we issued to ESOUSA warrants to purchase 40,000 shares of our common stock at an exercise price of $6.60 in connection with the issuance of the ESOUSA Note, provided that as a result of anti-dilution provisions in the ESOUSA warrants that will be triggered by this offering, we anticipate that such warrants will after this offering become exercisable for an aggregate of 40,000 shares at an exercise price of $5.245 per share based on the assumed public offering price of $5.245.

We may issue additional shares in connection with our business and may grant additional stock options or restricted shares to our employees, officers, directors and consultants under our present or future equity compensation plans or we may issue warrants to third parties outside of such plans. If a significant portion of these shares were sold in the public market, the market value of our common stock could be adversely affected.

The market price and trading volume of our common stock may be volatile, and you may not be able to resell your shares of common stock at or above the price you paid for them.

Our common stock may trade at prices significantly below the price you paid for it, in which case, holders of our common stock may experience difficulty in reselling, or an inability to sell, our common stock.   The volatility of our stock price may increase following our Reverse Stock Split.  In addition, when the market price of a company’s equity drops significantly, equity holders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

Securities analysts may not initiate coverage of our securities or may issue negative reports, which may adversely affect the trading price of our securities.

We cannot assure you that securities analysts will cover our company. As of June 30, 2018, no securities analyst covers our company. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of our securities. In the event that securities analyst begin to cover our company, the trading market for our securities will rely in part on the research and reports that such securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades our securities, the trading price of our securities may decline. If one or more of these analysts then ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of our securities to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our securities.

We have a staggered board of directors, which could impede an attempt to acquire us or remove our management team.

Our board of directors is divided into three classes, each of which serves for a staggered term of three years.  This division of our board of directors could have the effect of impeding an attempt to take over our company or change or remove management because only one class of directors will be elected annually.  Thus, only approximately one-third of the existing board of directors could be replaced at any election of directors.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors.

We are an “emerging growth company,” or EGC, as defined in the JOBS Act. We will remain an EGC until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of our initial public stock offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the first day of the year following the first year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30. For so long as we remain an EGC, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation;
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and
•	the ability to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We may choose to take advantage of some or all of the available exemptions. We have taken advantage of reduced reporting burdens in this report. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. We cannot predict whether investors will find our warrants or common stock less attractive if we rely on certain or all of these exemptions. If some investors find our warrants or common stock less attractive as a result, there may be a less active trading market for our warrants or common stock and the price of our warrants or common stock may be more volatile.

A material weakness has been identified in our internal control over financial reporting. If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be impaired, investors could lose confidence in our reported financial information, the trading price of our shares of common stock could decline and our access to the capital markets or other financing sources could become limited.

In preparing and reviewing our consolidated financial statements for the year ended December 31, 2017, we identified a material weakness in our internal control over financial reporting.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.  The material weakness identified related to our failure to effectively segregate certain accounting duties due to the small size of our accounting staff.

We plan to engage additional internal accounting staff to assist with financial reporting; however, our ability to do this will depend on our having the economic resources to expand our staff.  If we fail to remediate the material weakness, we may be unable to accurately report our financial results, or report them within the timeframes required by law or stock exchange regulations. Failure to comply with Section 404 of the Sarbanes-Oxley Act could also potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. We cannot assure you that we will be able to remediate the material weakness in a timely manner, or at all, or that in the future, additional material weaknesses will not exist or otherwise be discovered. If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be impaired, which could result in late filings of our annual and quarterly reports under the Exchange Act, restatements of our consolidated financial statements or suspension or delisting of our common stock from The NASDAQ Stock Market, investors could lose confidence in our reported financial information, the trading price of our shares of common stock could decline and our access to the capital markets or other financing sources could become limited.

Risks Related to This Offering

Management will have broad discretion with respect to the use of the proceeds from this offering.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will experience immediate and substantial dilution in the net tangible book deficit per share of the common stock included in the units or issuable upon exercise of the common warrants or pre-funded warrants in this offering and may experience additional dilution of your investment in the future.

Since the effective price per share of common stock included in the units or issuable upon exercise of the common warrants or the pre-funded warrants being offered is substantially higher than the net tangible book deficit per share of our common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book deficit of the common stock included in the units or issuable upon the exercise of the common warrants or the pre-funded warrants issued in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

Subject to the lock-up provisions described under the “Plan of Distribution,” we are generally not restricted from issuing additional securities including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive common stock or substantially similar securities.  We may conduct one or more additional offerings following this offering.

The issuance of securities in these or any other offerings may cause further dilution to our stockholders, including investors in this offering.  We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering.  The exercise of outstanding stock options and warrants may also result in further dilution to your investment.

If our common stock is delisted from NASDAQ, the liquidity and price of our common stock could decrease and our ability to obtain financing could be impaired.

In order to maintain the listing of our common stock on the NASDAQ Capital Market, we must meet minimum financial and other requirements.  On April 20, 2018, we received a notice from NASDAQ indicating that we failed to comply with Listing Rule 5550(b), requiring a minimum of $2,500,000 of stockholders’ equity (the “Equity Standard”), or alternative criteria.  In accordance with NASDAQ Listing Rule 5810(c)(2)(A)(i), we submitted to NASDAQ a plan to regain compliance with the Equity Standard.   NASDAQ accepted our compliance plan and granted us an extension until October 17, 2018, to regain compliance with the Equity

Standard or alternative criteria. As a result of not regaining compliance with the Equity Standard by October 17, 2018, we anticipate that we may receive prior to the completion of this offering a notice from NASDAQ that our common stock may be subject to delisting from the NASDAQ Capital Market,  at which time we intend to appeal the delisting determination to a NASDAQ hearings panel.  Even if we complete this offering prior to the NASDAQ appeal hearing, there is no assurance that the NASDAQ hearings panel will decide the appeal in our favor to enable our common stock to remain listed on the NASDAQ Capital Market.

On May 8, 2018, we received an additional notice from NASDAQ stating that we are not in compliance with the requirement of NASDAQ Listing Rule 5550(a)(2) for continued listing on the NASDAQ Capital Market (the “Bid Price Rule”), as a result of the closing bid price of our common stock being below $1.00 per share for 30 consecutive business days.   In accordance with the NASDAQ Listing Rules, we have 180 calendar days, or until November 5, 2018, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days.   If we are unable to regain compliance by November 5, 2018, we may be eligible for an additional 180-day period to demonstrate compliance with the Bid Price Rule. To qualify for the additional compliance period, we will be required to meet the continued listing requirement for market value of publicly held shares set forth in NASDAQ Listing Rule 5550(a) and all other initial listing standards set forth in NASDAQ Listing Rule 5505, with the exception of the Bid Price Rule, and will need to provide written notice to NASDAQ of our intention to cure the deficiency during the second compliance period.  If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, then we expect that NASDAQ will provide notice that our common stock is subject to delisting from the NASDAQ Capital Market, at which point we would have an opportunity to appeal the delisting determination to a NASDAQ hearings panel.

Any delisting of our common stock from the NASDAQ Capital Market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our ability to raise additional capital, reduce the price at which our common stock trades, and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders.  In addition, the delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all.

On October 16, 2018, we effected the Reverse Stock Split. We believe that the Reverse Stock Split will improve the price level of our common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of the Reverse Stock Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split.

A decline in the price of our common stock and continued low trading volume could adversely affect our ability to raise working capital.

Although there is a public market for our common stock, trading volume has been historically low, which could impact the stock price and the ability to sell shares of our common stock. We can give no assurance that an active and liquid public market for the shares of the common stock will continue in the future. In addition, future sales of large amounts of common stock could adversely affect the market price of our common stock and our ability to raise capital. The price of our common stock could also drop as a result of the exercise of options for common stock or the perception that such sales or exercise of options could occur. These factors could also have a negative impact on the liquidity of our common stock and our ability to raise working capital through future stock offerings.

Recently enacted tax reform legislation in the U.S. could adversely affect our business and financial condition.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (Tax Act) was signed into law, making significant changes to the Internal Revenue Code. Changes under the Tax Act include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings, limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, elimination of U.S. tax on foreign earnings (subject to certain important exceptions), immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of orphan drugs). The overall impact of the new federal tax law is uncertain, and our business and financial condition could be adversely affected. For example, because of the tax rate decrease, our deferred tax assets and our corresponding valuation allowance against these deferred tax assets have been reduced and may continue to be adversely impacted. In addition, it is uncertain if and to what extent various states will conform to Tax Act and what effect that legal challenges will have on the Tax Act, including litigation in the U.S. and international challenges brought at organizations such as the World Trade Organization. The impact of the Tax Act on holders of our common stock is also uncertain and could be adverse. Investors should consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our common stock.

We do not pay cash dividends.

We have never paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Instead, we intend to apply earnings, if any, to the expansion and development of our business. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable price. The price may increase or decrease and may limit your ability to realize any value from your investment, including the initial purchase price.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares of common stock issued in the offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

The warrants issued in this offering may not have any value.

Each warrant will have an exercise price equal to $           and will expire on the fifth anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no public market for the common warrants or the pre-funded warrants to purchase shares of our common stock included in the units and the pre-funded units being offered by us in this offering.

There is no established public trading market for the common warrants or the pre-funded warrants included in the units and the pre-funded units being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the common warrants and the pre-funded warrants will be limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in, or incorporated by reference into, this prospectus, including statements regarding our future financial position, business strategy, budgets, projected revenues, projects costs and plans, and objectives of management for future operations are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “foresees” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in, or incorporated by reference into, this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.  These forward-looking statements speak only as of the dates on which they are made and are subject to a number of risks and uncertainties including, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, competition to acquire such receivables, our ability to collect sufficient amounts of the consumer receivables that we purchase to operate profitably, our dependence upon third party law firms, including Business Law Group, P.A. to service our accounts, our ability to refinance our existing indebtedness, our ability to obtain funds to purchase receivables, our ability to manage growth or declines in the business, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, the impact of class action suits and other litigation on us, our investments in varying business ventures,  keeping software systems updated to operate our business, our ability to employ and retain qualified employees, the concentration of our accounts in Florida, our Chairman and Chief Executive Officer and his family may have significant influence over matters requiring approval of our stockholders, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, and negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, as well as other risks, uncertainties and assumptions described in, or incorporated by reference into, this prospectus , including the risks described under the heading “RISK FACTORS” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, as well as any update in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed from time to time with the SEC, that are incorporated by reference into this prospectus. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $4.4 million from the sale of our securities in this offering, based on an assumed public offering price of $5.245 per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on  October 15, 2018, and assuming the sale of 953,000 units and no sale of any pre-funded units in this offering after deducting the underwriting fees and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares of common stock and/or common warrants to purchase common stock in full, we estimate the net proceeds from this offering will be approximately $5.1 million from the sale of our securities, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The public offering price per unit or pre-funded unit will be negotiated between us and the underwriter based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. This amount excludes the proceeds, if any, from the exercise of common warrants in this offering. If all of the common warrants sold in this offering were to be exercised in cash at an exercise price of $      per share, we would receive additional net proceeds of approximately $       million. We cannot predict when or if these common warrants will be exercised. It is possible that these common warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital and to pay a $200,000 financing commitment fee that was due on October 2, 2018.

We have not otherwise determined the amounts we plan to spend on more specific areas or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

A $0.25 increase or decrease in the assumed public offering price of $5.245 per unit, based on the last reported sale price for our common stock as reported on the Nasdaq Capital Market on  October 15, 2018, would decrease or increase the number of units sold in this offering by approximately 43,000 units and 48,000 units, respectively, which would decrease or increase the amount of common stock issued by 43,000 shares and 48,000 shares, respectively, and the number of common warrants issued by 43,000 common warrants and 48,000 common warrants, respectively, assuming no sale of any pre-funded units.

Similarly, a one million unit or pre-funded unit increase or decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase or decrease the net proceeds to us by approximately $5,245,000 assuming the assumed public offering price of $5.245 per unit and no sale of any pre-funded units in this offering, and after deducting estimated underwriting discount and expenses and estimated offering expenses payable by us.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of June 30, 2018:

•	on an actual basis; and
•

on an as adjusted basis to give effect to the assumed sale of our securities in this offering, based on an assumed public offering price of $5.245 per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on October 15, 2018, and assuming the sale of  953,000 units and no sale of any pre-funded units in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.  All share and per share amounts in the table below have been retroactively adjusted to reflect the Reverse Stock Split for all periods presented.

	Actual	As Adjusted

Cash and cash equivalents	$1,202,382	$5,086,248
Total liabilities	$932,728	$432,728
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	--
Common stock, $0.001 par value; 30,000,000 shares authorized; 625,319 issued and outstanding on an actual basis, 1,578,319 issued and outstanding on an as adjusted basis	625	1,578
Paid in capital in excess of par	12,076,528	16,459,441
Accumulated deficit	(10,571,403)	(10,571,403)
Total stockholders’ equity	$1,505,750	$5,889,616
Total liabilities and stockholders’ equity	$2,438,478	$6,322,344

The table above is based on 625,319 shares of our common stock outstanding as of June 30, 2018 and excludes:

•	160,000 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2018, with a weighted average exercise price of $95.40 per share;
•	19,800 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2018, with a weighted average exercise price of $59.00 per share;
•	40,200 shares of common stock reserved for future grant or issuance as of June 30, 2018 under our 2015 Omnibus Incentive Plan;
•	953,000 shares of common stock issuable upon exercise of the pre-funded warrants offered hereby by us at an exercise price of $0.01 per share;
•	953,000 shares of common stock issuable upon exercise of the common warrants offered hereby by us at an exercise price of $ per share; and
•	47,650 shares of common stock issuable upon exercise of the underwriter’s warrants, with an exercise price of $______ to be issued to the underwriter in connection with this offering.

DILUTION

If you purchase our securities in this offering, you will experience dilution in the net tangible book value per share of the common stock you purchase to the extent of the difference between the combined public offering price per share and related warrants and the as adjusted net tangible book value per share of our common stock immediately after this offering, assuming no value is attributed to the warrants.

Our historical net tangible book value is the amount of our total tangible assets less our related liabilities plus the amount allocated to our non-controlling interests. Our historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of June 30, 2018. All share and per share amounts in this section have been retroactively adjusted to reflect the Reverse Stock Split for all periods presented.  Our historical net tangible book value as of June 30, 2018, was approximately $1,505,750, or $2.41 per share of common stock.

As adjusted net tangible book value is our historical net tangible book value, after giving effect to the assumed sale by us of                   units in this offering at an assumed public offering price of $5.245 per unit, based on the last reported sale price of our common stock on the Nasdaq Capital Market on  October 15, 2018, assuming no sale of any pre-funded units in this offering and after deducting estimated underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018, would have been approximately $5,889,000, or approximately $3.73 per share, which excludes the common warrants to purchase shares of our common stock to be issued to investors in this offering. This represents an immediate increase in net tangible book value of approximately $1.32 per share to existing stockholders and an immediate dilution of approximately $1.52 per share to new investors purchasing shares of our common stock and warrants in this offering. The following table illustrates this per share dilution:

Assumed combined public offering price per unit		$5.25
Historical net tangible book value per share as of June 30, 2018	$2.41
Increase in historical net tangible book value per share attributable to this offering	1.32
As adjusted net tangible book value per share as of June 30, 2018 after this offering		3.73
Dilution in as adjusted net tangible book value per share to new investors		$1.52

If the underwriter exercises its option to purchase additional shares of common stock and/or common warrants to purchase common stock in full at the public offering price of $5.245 per unit, less underwriting discounts and commissions, our pro forma as adjusted net tangible book value after this offering would be approximately $6.6 million, or $3.82 per share, and have no significant impact on dilution per share to existing shareholders and immediate dilution in pro forma net tangible book value of approximately $0.81 per share to investors purchasing our securities in this offering at the public offering price.

This table does not take into account further dilution to new investors that could occur upon the exercise of the warrants offered hereby or outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering. To the extent that outstanding options or warrants are exercised, or restricted stock units vest and settle, investors purchasing our common stock will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of common stock outstanding after this offering as reflected in the table above, is based on the actual number of shares outstanding as of June 30, 2018 (after giving retroactive effect to the Reverse Stock Split), which was 625,319, and does not include, as of that date:

•	160,000 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2018, with a weighted average exercise price of $95.40 per share;
•	19,800 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2018, with a weighted average exercise price of $59.00 per share;
•	40,200 shares of common stock reserved for future grant or issuance as of June 30, 2018 under our 2015 Omnibus Incentive Plan; and
•	953,000 shares of common stock issuable upon exercise of warrants offered hereby.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) up to 953,000 units, each unit consisting of one share of our common stock and one common warrant to purchase one share of our common stock, and (ii) up to 953,000 pre-funded units, each pre-funded unit consisting of one pre-funded warrant to purchase one share of our common stock and one common warrant to purchase one share of our common stock. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. The share of common stock and accompanying common warrant included in each unit will be issued separately, and the pre-funded warrant to purchase one share of common stock and the accompanying common warrant included in each pre-funded unit will be issued separately. Units will not be issued or certificated. We are also registering the shares of common stock included in the units and the shares of common stock issuable from time to time upon exercise of the pre-funded warrants included in pre-funded units and common warrants included in the units and the pre-funded units offered hereby.

Common Stock

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except matters that relate only to one or more of the series of preferred stock, and each holder does not have cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants included in the pre-funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying common warrants included in the pre-funded units, and may be transferred separately immediately thereafter.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.  Purchasers of pre-funded units in this offering may also elect, prior to the issuance of the pre funded warrants, to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Common Warrants

The following summary of certain terms and provisions of common warrants included in the units and the pre-funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

Each common warrant included in the units and the pre-funded units offered hereby will have an initial exercise price per whole share equal to $        . The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock included in the units, or the pre-funded warrants included in the pre-funded units, as the case may be, and may be transferred separately immediately thereafter. A common warrant to purchase one share of our common stock will be included in each unit or pre-funded unit purchased in this offering.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Fundamental Transactions

If we (i) effect any merger or consolidation with or into another person, (ii) effect any sale of all or substantially all of our assets in one or a series of related transactions, (iii) complete any tender offer or exchange offer pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) other similar transactions, then the warrant will become the right thereafter to receive, upon exercise, the number of shares of common stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of common stock immediately prior to such transaction.

DIVIDEND POLICY

We currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC, as underwriter, with respect to the securities being offered hereby. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, a combination of up to 953,000 units and/or pre-funded units.

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The units and pre-funded units we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

We have been advised by the underwriter that it proposes to offer the units and pre-funded units, as the case may be, directly to the public at the public offering prices set forth on the cover page of this prospectus. Any units and pre-funded units sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $      per unit or pre-funded unit.

The underwriting agreement provides that the underwriter’s obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase and pay for all of the units and/or pre-funded units offered by this prospectus, if any of these units and/or pre-funded are purchased, other than those shares and/or warrants covered by the option to purchase additional securities described below.

No action has been taken by us or the underwriter that would permit a public offering of the units or pre-funded units in any jurisdiction where action for that purpose is required. None of the securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of units and pre-funded units and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the units or pre-funded units in any jurisdiction where that would not be permitted or legal.

Underwriting Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock and/or warrants to purchase shares of common stock.

	Per Unit	Per Pre-funded Unit	Total Without Option	Total With Option
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds before expenses	$	$	$	$

We estimate the total expenses payable by us for this offering, excluding the underwriting discounts and commissions, to be approximately $214,740, which includes (i) reimbursement of the accountable expenses of the underwriter equal to $90,000, including the legal fees of the underwriter being paid by us and the costs and expenses of the “road show”, and (ii) other estimated expenses of approximately $129,740, which include legal, accounting, printing costs and various fees associated with the registration and listing of our securities sold in this offering.

 In addition, we have agreed to issue to the underwriter warrants to purchase a number of shares of common stock up to 5% of the aggregate number of shares of common stock sold in this offering (including the number of shares of common stock issuable upon exercise of the pre-funded warrants), at an exercise price of $      per share (representing 110% of the public offering price for a unit to be sold in this offering). The underwriter warrants will be exercisable beginning after the six-month anniversary of the closing of this offering and for three years thereafter.  Pursuant to FINRA Rule 5110(g), the underwriter warrants and any shares issued upon exercise of the underwriter warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Option to Purchase Additional Securities

We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to additional 142,950 shares of common stock and/or up to 142,950 additional warrants to purchase 142,950 shares of common stock, less the underwriting discounts and commissions, set forth on the cover page of this prospectus. If any additional shares of common stock and/or common warrants are purchased pursuant to such option, the underwriter will offer these securities on the same terms as those on which the securities are being offered hereby.

Right of First Refusal

We have also granted the underwriter a certain right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public or private equity, equity-linked, or debt offering by us or any of our successors or subsidiaries for the one year period following the closing of the offering.

Lock-up Agreements

Our officers and directors have agreed with the underwriter to be subject to a lock-up period of 180 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock . Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our shares of common stock for 180 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers, employees and consultants under our existing plans. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock:

●

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
●

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our shares of common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our shares of common stock in accordance with Regulation M during a period before the commencement of offers or sales of our shares of common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us and the underwriter based on the trading of our shares of common stock prior to the offering, among other things, and may be at a discount to the current market price.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

The underwriter and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMFA.” We do not plan to list the warrants or pre-funded warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Foley & Lardner LLP, Tampa, Florida. Certain other legal matters will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York, in connection with this offering.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus have been audited by MaloneBailey, LLP for the year ended December 31, 2017 and Skoda Minotti & Co., for the year ended December 31, 2016, independent registered public accounting firms, as stated in its report incorporated by reference herein in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock and warrants to purchase shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the common stock and warrants offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including LM Funding America, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 302 Knights Run Avenue, Suite 1000, Tampa, FL 33602 or telephoning us at (813) 222-8996.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.lmfunding.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 17, 2018;
•

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 14, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 14, 2018;

•	Our Definitive Information Statement on Schedule 14C filed with the SEC on January 31, 2018;
•	Our Definitive Proxy Statement filed with the SEC on August 7, 2018;
•

Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 4, 2018, February 1, 2018, March 2, 2018, March 2, 2018, April 3, 2018, April 25, 2018, May 14, 2018, May 21, 2018, July 11, 2018, July 23, 2018, August 14, 2018, September 5, 2018, October 15, 2018 and October 16, 2018; and

•

The description of our common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-37605), filed with the SEC on October 22, 2015, including any amendments or reports filed for the purpose of updating such description; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we terminate the offering under this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: LM Funding America, Inc., (813) 222-8996, 302 Knights Run Avenue, Suite 1000, Tampa, Florida 33602, Attention: Corporate Secretary.

Up to 953,000 Units (each Unit contains One Share of Common Stock and One
Common Warrant to Purchase One Share of Common Stock)

Up to 953,000 Pre-funded Units (each Pre-funded Unit contains One Pre-funded Warrant to Purchase
One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock)

              Shares of Common Stock Underlying the Pre-funded Warrants and

        Shares of Common Stock Underlying the Common Warrants

PROSPECTUS

Maxim Group LLC

      , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount to be Paid
SEC registration fee	$2,490
FINRA filing fee	$3,500
Accounting fees and expenses	$17,250
Legal fees and expenses	$175,000
Transfer agent and registrar fees	$5,000
Miscellaneous fees and expenses	$11,500
Total	$214,740

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.  Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in a similar capacity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation and by-laws provide indemnification for our directors, officers and employees to the fullest extent authorized by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director, officer or employee of the Company, or, while a director, officer or employee of the Company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee to the broadest extent permitted by the DGCL. Our certificate of incorporation and by-laws provide for advancement of expenses to an Indemnitee, provided that, to the extent that the DGCL requires, an advance of expenses incurred by an Indemnitee may only be made by delivery to the Company by the Indemnitee of an undertaking to repay all amounts so advanced if it is finally determined that such Indemnitee was not entitled to be indemnified by the Company.  Our certificate of incorporation and by-laws also permit us to enter into agreements with any person that provide for indemnification greater or different than the indemnification provided in our certificate of incorporation or by-laws.

We have entered into separate indemnification agreements with each of our directors and executive officers.  Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by the DGCL against any and all expenses, judgments, fines, penalties, and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of certain expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law or the indemnification agreement.

We may choose to obtain a general liability insurance policy to protect any director, officer, employee and agent of the Company, any director, officer, employee and agent of a subsidiary of the Company, and any person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against liability asserted against such person or incurred by such person in any such capacity or arising out of the person’s status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this Registration Statement, we issued the securities described below that were not registered under the Securities Act (share amounts have been retroactively adjusted to reflect the Registrant’s 1-for-10 reverse stock split effected October 16, 2018).

(a)

In connection with the corporate reorganization effectuated prior to our initial public offering, we issued 4,117 shares of common stock to BRR Holding, LLC and 205,882 shares of common stock to CGR63, LLC.  All of the purchases were made in exchange for membership interests of LM Funding, LLC.

(b)

On December 11, 2017, the Registrant entered into an Exchange Agreement with ESOUSA Holdings, LLC.  Prior to entering into the Exchange Agreement, ESOUSA Holdings acquired two of the Company’s term notes having aggregate principal and interest outstanding of $4,720,860.  Pursuant to the Exchange Agreement, ESOUSA Holdings exchanged the promissory notes for an aggregate of 295,318 shares of the Registrant’s common stock.

(c)

The Registrant entered into a Securities Purchase Agreement on April 2, 2018, as amended and restated on July 23, 2018, with ESOUSA Holdings, LLC, or ESOUSA Holdings, pursuant to which the Registrant issued to ESOUSA Holdings a Senior Promissory Note in the original principal amount of $500,000 in exchange for a purchase price of $500,000.  The maturity date of the Senior Promissory Note is six months after the date of issuance (subject to acceleration upon an event of default).  The Note carries a 10.5% interest rate, with accrued but unpaid interest being payable on the Note’s maturity date.  ESOUSA Holdings was also issued pursuant to the Securities Purchase Agreement five- year warrants exercisable at the closing per share bid price on April 2, 2018, to purchase 40,000 shares of the Company’s common stock.

(d)

The Registrant entered into a Common Stock Purchase Agreement on April 2, 2018, as amended and restated on July 23, 2018, with ESOUSA Holdings, which provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, ESOUSA Holdings is committed to purchase up to an aggregate of $5.0 million shares of the Registrant’s common stock over the two-year term of the agreement.

The offers, sales and issuances of the securities described in each of the paragraphs above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.  All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.  Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of securities in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index below and are either filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Document Description
1.1*	Form of Underwriting Agreement.
2.1

Contribution Agreement, dated October 21, 2015, by and between CGR63, LLC, BRR Holding, LLC and LM Funding America, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed on October 23, 2015).

3.1	Certificate of Incorporation of LM Funding America, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Form 8-K/A filed on October 16, 2018.
3.2	By-Laws of LM Funding America, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Amendment No. 2) filed on August 27, 2015 (Registration No. 333-205232)).
4.2	Form of Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).
4.3	Form of Warrant to Purchase Common Stock. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2017).
4.4	Amended and Restated Senior Convertible Promissory Note, dated July 23, 2018 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 23, 2018).
4.5	Amended and Restated Warrant to Purchase Common Stock, dated July 23, 2018 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on July 23, 2018).
4.6*	Form of Common Warrant.
4.7*	Form of Pre-Funded Warrant.
4.8*	Form of Underwriter’s Warrant.
5.1*	Opinion of Foley & Lardner LLP.
10.1#	Employment Agreement, dated October 22, 2015, by and between Bruce M. Rodgers and LM Funding America, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 23, 2015).
10.2#	Employment Agreement, dated October 22, 2015, by and between Carollinn Gould and LM Funding America, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 23, 2015).
10.3#	Employment Agreement, dated October 22, 2015, by and between Sean Galaris and LM Funding America, Inc. (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on October 23, 2015).
10.4#	Employment Agreement, dated January 4, 2016, by and between the Company and Steve Weclew (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 7, 2016).
10.5#	Employment Agreement, dated January 4, 2016, by and between the Company and Aaron L. Gordon (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 7, 2016).
10.6#	LM Funding America, Inc. 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on October 23, 2015).
10.7#	Form of LM Funding America, Inc. 2015 Omnibus Incentive Plan Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on October 23, 2015).
10.8#	Form of LM Funding America, Inc. 2015 Omnibus Incentive Plan Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on October 23, 2015).
10.9

Services Agreement, dated April 15, 2015, between LM Funding, LLC and Business Law Group, P.A. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.10

Software License Agreement, dated April 15, 2015, between LM Funding, LLC and Business Law Group, P.A. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.11

Assessment Recovery Indemnity (ARI) Policy for Community Associations, dated December 1, 2012, in favor of LM Funding, LLC and issued by Security National Insurance Company, a member of AmTrust North America, an AmTrust Financial Company (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.12	Form of Association Receivables Purchase Agreement (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).
10.13

Form of Escrow Agreement among SunTrust Bank, N.A., International Assets Advisory, LLC and LM Funding America, Inc. (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.14

Form of Selected Dealer Agreement between International Assets Advisory, LLC and the members of the selling group (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.15

Credit Agreement, dated December 30, 2014, among LMF SPE#2, LLC, as borrower, LM Funding, LLC, CGR63, LLC and LM Funding Management, LLC, as guarantors, and Heartland Bank, as lender. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.16

Irrevocable Continuing Guaranty Agreement, dated December 30, 2014, by LM Funding, LLC, CGR63, LLC and LM Funding Management, LLC in favor of Heartland Bank (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.17

Pledge Agreement, dated December 30, 2014, by LM Funding, LLC and CRE Funding, LLC in favor of Heartland Bank (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).
10.19

Errors and Omissions Agreement, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.20

Business Loan Agreement (Asset Based), dated June 25, 2015, between LMF October 2010 Fund, LLC and IBERIABANK (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.21

Commercial Guaranty, dated June 25, 2015, by Carollinn Gould in favor of IBERIABANK (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.22

Commercial Guaranty, dated June 25, 2015, by Bruce Rodgers in favor of IBERIABANK (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.23

Commercial Security Agreement, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.24

Promissory Note, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.25#

Form of Indemnification Agreement to be entered into between LM Funding America, Inc. and its directors and officers (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.26#	Employment Agreement, dated May 10, 2016, by and between the Company and R. Dean Akers (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on May 11, 2016).

10.27#

Amendment to Employment Agreement of Bruce M. Rodgers, dated August 30, 2016, by and between the Company and Bruce M. Rodgers. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2016).

10.28#

Amendment to Employment Agreement of Carollinn Gould, dated August 30, 2016, by and between the Company and Carollinn Gould. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 31, 2016).

10.29#

Amendment to Employment Agreement of R. Dean Akers, dated August 30, 2016, by and between the Company and R. Dean Akers. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on August 31, 2016).

10.30#

Amendment to Employment Agreement of Steve Weclew, dated August 30, 2016, by and between the Company and Steve Weclew. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on August 31, 2016).

10.31#

Amendment to Employment Agreement of Aaron Gordon, dated August 30, 2016, by and between the Company and Aaron Gordon. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on August 31, 2016).

10.32#

Employment Offer, dated November 16, 2017 and effective November 29, 2017, by and between the Company and Richard Russell. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 1, 2017).

10.33

First Amendment to Credit Agreement, dated March 31, 2017 and effective March 15, 2017, among LMF SPE#2, LLC, as borrower, LM Funding, LLC, and LM Funding Management, LLC, as guarantors, and Heartland Bank, as lender. (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed on April 4, 2017).

10.34

Irrevocable Continuing Guaranty Agreement, dated March 31, 2017 and effective as of March 15, 2017, by the Company in favor of Heartland Bank. (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K filed on April 4, 2017).

10.35

Pledge Agreement, dated March 31, 2017 and effective as of March 15, 2017, by the Company in favor of Heartland Bank. (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed on April 4, 2017).

10.36

First Amendment to Pledge Agreement, dated March 31, 2017, effective as of March 15, 2017, by LM Funding, LLC in favor of Heartland Bank. (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed on April 4, 2017).

10.37

Master Exchange Agreement, dated December 11, 2017, by and between the Company and ESOUSA Holdings, LLC. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2017).

10.38

Amended and Restated Securities Purchase Agreement, dated as of July 23, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on July 23, 2018).

10.39

Amended and Restated Common Stock Purchase Agreement, dated as of July 23, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on July 23, 2018).

10.40

Amended and Restated Registration Rights Agreement, dated as of April 2, 2018, as amended and restated on July 23, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on July 23, 2018).

10.42*	Form of Common Warrant.
10.43*	Form of Pre-Funded Warrant.
10.44*	Form of Underwriter’s Warrant.
21.1	Subsidiaries of the Company. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on April 17, 2018)
23.1	Consent of Skoda Minotti, & Co., independent registered public accounting firm.

23.2	Consent of MaloneBailey, LLP independent registered public accounting firm.
23.3	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages hereto).

_________________________

* #	To be filed by amendment. Indicates a management contract or compensatory arrangement.

(b) Financial Statement Schedules.

All schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Act to any purchaser:

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on this 17th day of October, 2018.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Bruce M. Rodgers, Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of LM Funding America, Inc., hereby severally constitute and appoint Bruce M. Rodgers and Richard Russell, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce M. Rodgers	Chief Executive Officer and Chairman of the Board	October 17, 2018
Bruce M. Rodgers	(Principal Executive Officer)

/s/ Richard Russell	Chief Financial Officer	October 17, 2018
Richard Russell	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 17, 2018
Carollin Gould

*	Director	October 17, 2018
Andrew Graham

*	Director	October 17, 2018
Martin Traber

*	Director	October 17, 2018
Douglas I. McCree
*	Director	October 17, 2018
Joel E. Rodgers, Sr.
*	Director	October 17, 2018
Frederick Mills

By:   /s/ Bruce M. Rodgers

Bruce M. Rodgers, Attorney-in-Fact

S-1